UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 18, 2011
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MIDDLEBURG FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	0-24159 (Commission File Number)	54-1696103 (I.R.S. Employer Identification No.)

111 West Washington Street Middleburg, Virginia (Address of principal executive offices)	20117 (Zip Code)

Registrant’s telephone number, including area code: (703) 777-6327

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of Certain
Officers.

On July 18, 2011, Middleburg Financial Corporation (the “Company”) entered into a new agreement (the “Agreement”) with Joseph L. Boling, the Chairman of the Company’s Board of Directors.  Pursuant to the Agreement, Mr. Boling will continue to serve as Chairman of the Board of Directors through April 30, 2013.  As compensation for Mr. Boling’s service as Chairman of the Board of Directors for the period ending April 30, 2012, he will receive annual cash compensation of $43,000.  For the period beginning May 1, 2012 and ending April 30, 2013, he will receive cash compensation in the discretion of and in an amount determined by the Board of Directors.  Consistent with the Company’s Bylaws, Mr. Boling may continue to serve as Chairman of the Board of Directors after April 30, 2013.

In addition, Mr. Boling agreed to fulfill certain other advisory and representative roles for the Company until April 30, 2013, which roles include: (i) assisting with business development efforts of the Company; (ii) attending senior leadership meetings when requested to stay current with strategy, performance and new initiatives of the Company and its affiliates; (iii) standing in for the President and Chief Executive Officer in corporate or public functions where needed; and (iv) remaining active in community groups as needed to support the President and Chief Executive Officer’s and the Company’s community visibility.  As compensation for Mr. Boling’s service in this capacity for the period ending April 30, 2012, he will receive annual cash compensation of $64,000 and a grant of restricted shares of the Company’s common stock equal to $16,000 divided by the closing price of the Company’s common stock on May 1, 2011.  For the period beginning May 1, 2012 and ending April 30, 2013, Mr. Boling will receive annual cash compensation of $32,000 and a grant of restricted shares of the Company’s common stock equal to $8,000 divided by the closing price of the Company’s common stock on May 1, 2012.  In addition, the Company will provide Mr. Boling with a corporate credit card to cover reasonable and customary business expenses and pay certain country club membership dues during the term of the Agreement.

If Mr. Boling ceases to provide services to the Company either as Chairman of the Board or in his advisory and representative role, no further compensation will be paid to him in connection with that role.

The full text of the Agreement is attached as Exhibit 10.1 to this report and is incorporated by reference into this Item 5.02.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

	Exhibit No.	Description

	10.1	Agreement, dated July 18, 2011, by and between Middleburg
Financial Corporation and Joseph L. Boling.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDDLEBURG FINANCIAL CORPORATION
(Registrant)

Date: July 20, 2011	By:	/s/ Gary R. Shook
Gary R. Shook
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Agreement, dated July 18, 2011, by and between Middleburg
Financial Corporation and Joseph L. Boling.